REVISED
                                     BY-LAWS
                                       OF
                        TREASURE MOUNTAIN MINING COMPANY
                                    ARTICLE I
                                     OFFICES

         Section 1.01. The corporation may maintain such offices, within or without the State of Utah, as the Board of Directors may from time to time designate.

         Section 1.02. The address of the principal office of the corporation may be changed by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

         Section 2.01. Annual Meetings. Only the holders of shares of Class A common stock shall be entitled to vote at meetings of the shareholders of the Corporation. The annual meeting of the shareholders shall be held on the second Monday in April, beginning with the year following the filing of the Articles of Incorporation, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         Section 2.02. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or by the Board of Directors, or in their absence or disability, by any Vice-President, or the Secretary. In case of failure to call such meeting within twenty (20) days after such request, such shareholder or shareholders may call the same (16-10-26)*

         *Citations in parentheses are to Utah Code Annotated. These citations are for reference only and shall not constitute a part of these By-Laws.

         Section 2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the corporation.

         Section 2.04. Notice of Meetings. The Secretary or Assistant Secretary shall cause notice of the time, place and purpose or purposes of all meetings of the shareholders (whether annual or special) to be mailed at least ten (10) but not more than fifty (50) days prior to the meeting, to each holder of Class A common stock of record entitled to vote at his post office address, as the same appears on the books of the corporation.

         Section 2.05. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed, for the purpose of determining shareholders entitled to notice of or to vote at such meeting, at least ten (10) days immediately preceding such meeting.

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         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders in accordance with the provisions of Section 6.06 hereof. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 2.06. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to the shareholders who are entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Section 2.07. Quorum. All holders of shares of Class A common stock constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding Class A common shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 2.08. Proxies. At each meeting of the shareholders, each shareholder entitled to vote shall be entitled to vote in person or by proxy, provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or by his attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the Secretary of the corporation or to such other officer or person who may, in the absence of the Secretary, be acting as Secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers conferred by the instrument upon all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and the persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he shall have expressly empowered the pledgee to vote thereon, in which case the pledgee, or his proxy, may represent such stock and vote thereon.

         Section 2.09. Voting of Shares by Corporation. In addition to regulations and restrictions imposed by law upon the voting of shares, shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

         Section 2.10. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.01. General Powers. The property, affairs and business of the corporation shall be managed by its Board of Directors. The Board of Directors may exercise all the powers of the corporation whether derived from law or the Articles of Incorporation, except such powers as are by statute, by the Articles of Incorporation or by these By-Laws, vested solely in the stockholders of the corporation.

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         Section  3.02.  Number,  Tenure  and  Qualifications.   The  number  of
directors of the Corporation shall be such number not less than three (3) nor more than nine (9) as the Board of Directors shall by resolution determine from time to time, and until so changed the number shall be five (5). Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and shall qualify; provided, however, that one or more of the directors may be removed from office at any time as provided by law. Directors need not be residents of the State of Utah or shareholders of the corporation. (16-10-37).

         Section 3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than by this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution, the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Vice-President or any two directors. The Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors; provided that if no place is fixed by the Board of Directors, then the special meeting shall be held at the principal office of the corporation.

         Section 3.05. Notice. Notice of any special meeting shall be given at least five (5) days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting.

         Section 3.06. Quorum. All three of the Corporation's directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than three are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 3.07. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors and individual directors shall have no power as such. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting.

         Section 3.08. Vacancies in Directorships. If any Vacancies shall occur in the Board of Directors by reason of death, resignation or otherwise, a majority of the directors then in office shall be entitled to elect a director to fill such vacancy until the next annual meeting of the Corporation's shareholders. Any directorship to be filled by reason of the removal of one or more directors by the shareholders shall be filled by election by the shareholders at the meeting at which the director or directors are removed.

         Section 3.09. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 3.10. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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         Section  3.11.  Resignations.  A  director  may  resign  at any time by delivering a written resignation to either the President, a Vice-President, or the Secretary. The resignation shall become effective on the date stated therein; provided that if there is no date stated therein, the resignation shall become effective upon its acceptance by the Board of Directors provided that if the Board has not acted thereon within ten (10) days from the date presented resignation shall be deemed accepted on said tenth (10th) day.

                                   ARTICLE IV
                                    OFFICERS

         Section 4.01. Number. The officers of the corporation shall be a President, one or more Vice- Presidents, as shall be determined by the Board of Directors, a Secretary and a Treasurer and such other officers as may be appointed by the Board of Directors. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board.

         Section 4.02. Election, Term of Office and Qualifications. The officers shall be chosen by the Board of Directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the Board of Directors, officers may be chosen at any regular or special meeting of the Board of Directors. Each such officer (whether chosen at an annual meeting of the Board of Directors to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the Board of Directors and until his successor shall have been chosen and qualified, or until his death or until his resignation in the manner provided in these By-Laws. Any one person may hold any two or more of such offices except that the President shall not also be the Secretary. No person holding two or more offices shall act in or execute any instrument in the capacity of more than one office. The President and the Chairman of the Board shall be and remain directors of the corporation during the term of their respective offices. No other officer need be a director. (16-10-45).

         Section 4.03. Subordinate Officers, etc. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors from time to time may determine. The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities and duties. Subordinate officers need not be stockholders or directors.

         Section4.04. Resignations. Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 4.05. Removal. Any officer may be removed from office at any special meeting of the Board of Directors called for that purpose or at a regular meeting, by the vote of all directors, whenever in the judgment of the Board of Directors the best interests of the corporation will be served thereby. Any officer or agent appointed in accordance with the provisions of Section 4.03 hereof may also be removed, either for or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors. (16-10-46).

         Section 4.06. Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or any other cause, or if a new office shall be created, then such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting.

         Section 4.07. The Chairman of the Board. The Chairman of the Board, if there be such an officer, shall have the following powers and duties:

         (a) He shall be the Chief Executive Officer of the Corporation, and, subject to the directions of the Board of Directors, shall have general charge of the business, affairs and property of the corporation and general supervision over its officers, employees and agents.

         (b) He shall be the senior officer of the corporation and shall perform such duties, in addition to those specified in this
                  Section 4.07, as may be assigned to him by the Board of Directors.

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         (c)      He shall preside at all shareholders' meetings.

         (d)      He shall preside at all meetings of the Board of Directors.


         Section 4.08. The President. The President shall have the following powers and duties:

         (a) If no Chairman of the Board has been chosen, or if such officer is absent, disabled, or unwilling to act, he shall preside at meetings of the shareholders and Board of Directors.

         (b) He shall be empowered to sign certificates representing stock of the corporation, the issuance of which have been authorized by the Board of Directors.

         (c) He shall be the Chief Operating Officer of the corporation, he shall have all powers and perform all duties normally incident to the office of President and chief operating officer of a corporation and he shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 4.09. The Vice-Presidents. The Board of Directors shall, from time to time, designate and elect one or more Vice-Presidents, one of whom may be designated to serve as Executive Vice-President. Each Vice-President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request or in the absence or disability of the President, the Executive Vice-President or, in the absence or disability of the Executive Vice-President, the Vice-President designated by the Board of Directors or (in the absence of such designation by the Board of Directors) by the President, as Senior Vice-President, may perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

         Section 4.10. The Secretary. The Secretary shall have the following powers and duties:

         (a) He shall keep or cause to be kept a record of all of the proceedings of the meetings of the shareholders and of the Board of Directors in books provided for that purpose.

         (b) He shall cause all notices to be duly given in accordance with the provisions of these By- Laws and as required by statute.

         (c) He shall be the custodian of the records and of the seal of the corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

         (d) He shall see that the books, reports, statements, certificates and other documents and records required by statute are properly kept and filed.

         (e) He shall have charge of the stock books of the corporation and cause the stock and transfer books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each holder and time when each became such holder of record; and he shall exhibit at all reasonable times to any director, upon application, the original or duplicate stock register. He shall cause the stock book referred to in Section 6.04 hereof to be kept and exhibited at the principal office of the corporation in the manner and for the purpose provided in such Section.

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         (f)      He shall be empowered to sign certificates  representing stock of the corporation, the issuance of which shall have been authorized by the Board of Directors.
         (g) He shall perform in general all duties incident to the office of Secretary and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

         Section 4.11. The Treasurer. The Treasurer shall have the Following powers and duties:

         (a) He shall have charge and supervision over and be responsible for the monies, securities, receipts and disbursements of the corporation.

         (b) He shall cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with Section 5.03 hereof.

         (c) He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the corporation and of all of his transactions as Treasurer, and render a full financial report at the annual meeting of the shareholders, if called upon to do so.

         (d) He shall cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any director upon request during business hours.

         (e) He shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transaction of the corporation.

         (f) He shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the Board of Directors or the President.

         Section 4.12. Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of
Section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

         Section 4.13. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or surities as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the corporation which may come into his hands.







                                    ARTICLE V

                  EXECUTION OF INSTRUMENTS, BORROWING OF MONEY
                         AND DEPOSIT OF CORPORATE FUNDS

         Section 5.01. Execution of Instruments. Subject to any limitation contained in the Articles of Incorporation or in these By-Laws, the President or

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any  Vice-President or the General Manager may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the Board of Directors. The Board of Directors may, subject to any limitation contained in the Articles of Incorporation or in these By-Laws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

         Section 5.02. Loans. No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred or conveyed as security for the payment of any loan, advance, indebtedness or liability of the corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

         Section 5.03. Deposits. All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

         Section 5.04. Checks, Drafts, etc. All notes, drafts, acceptances, checks, endorsements and, subject to the provisions of these By-Laws, evidences of indebtednsss of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.

         Section 5.05. Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by any appropriate instrument which shall be signed by the President or a Vice-President and by the Treasurer, or by the Secretary, and sealed with the seal of the corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

         Section 5.06. Sale, Transfer, etc., of Securities. Sales, transfers, endorsements and assignments of shares of stocks, bonds and other securities owned by or standing in the name of the corporation and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement or assignment, shall be effected by the President, or by any VicePresident, together with the Treasurer or Secretary, or by any officer or agent, thereunto authorized by the Board of Directors.

         Section 5.07. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the President or any Vice-President and the Secretary or Assistant Secretary of the corporation or by any officer or agent thereunto authorized by the Board of Directors.

                                   ARTICLE VI
                                  CAPITAL STOCK

         Section 6.01. Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the President or any Vice-President and the Secretary or Assistant Secretary, and sealed with the seal (which may be a facsimile, engraved or printed) of the corporation, certifying the number and kind, class or series of shares owned by him in the

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corporation; provided, however, that where such a certificate is signed by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such President, VicePresident, Secretary or Assistant Secretary may be a facsimile. In case any officer who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate, shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer. Certificates representing shares of stock of the corporation shall be in such form as provided by the statute of the state of its incorporation. There shall be entered upon the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, or series of such shares and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "Cancelled" with the date of cancellation. (16-10-21).

         Section 6.02. Transfer of Stock. Transfers of shares of the stock of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the corporation or any of its transfer agents, and upon surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares. The corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof. (70A-8-403).

         Section 6.03. Regulations. Subject to the provisions of this Article VI and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption and registration of certificates for shares of the stock of the corporation.

         Section 6.04. Maintenance of Stock Book at Principal Place of Business. A stock book (or books where more than one kind, class or series of stock is outstanding) shall be kept at the principal place of business of the corporation, containing the names alphabetically arranged of original stockholders of the corporation, their addresses, their interest, the amount paid on their shares of stock, and all transfers thereof and the number and class of the shares held by each. Such stock books shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same. (16-10-47).

         Section 6.05. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the corporation, and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agents and registrars. No certificate of stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a registrar for such stock.

         Section 6.06. Closing of Transfer Books and Fixing of Record Date.

         (a) The Board of Directors shall have power to close the stock books of the corporation for a period of not to exceed fifty
                  (50) days and not less than ten (10) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or capital stock shall go into effect, or a date in connection with obtaining the consent of shareholders for any purpose.

         (b) In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days and not meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any such consent, as a record date

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                  for the determination of the shareholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent. (16-10-28).

         Section 6.07. Lost or Destroyed Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond in such form and amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

                                   ARTICLE VII
                                 INDEMNIFICATION

         Section 7.01. Indemnification. No officer or directorshall be personally liable for any obligations of the corporation or for any duties or obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the corporation. The corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a director or officer of the corporation, or by reason of any action alleged to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; including power to defend such person from all suits or claims as provided for under the provisions of the Utah Business Corporation Act; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

         The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7.02. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against liability under the provisions of this section or of the Utah Business Corporation Act.

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                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE IX
                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

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

                                    ARTICLE X
                                   AMENDMENTS

         All By-Laws of the corporation, whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration or repeal, and new by-laws may be made, except that:

         (a) No by-law adopted or amended by the shareholders shall be altered or repealed by the Board of Directors;

         (b) No by-law shall be adopted by the Board of Directors which shall require more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; provided, however, that

                  (i) If any by-law regulating an impending election of directors is adopted or amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the shareholders for the election of directors, the by-laws so adopted or amended or repealed, together with a concise statement of the changes made; and

                  (ii) No amendment, alteration or repeal of this Article X shall be made except by the shareholders. (16-10-25).

ADOPTED this  __________ day of December, 1984


                                       By: /s/ Don M. Moody
                                       --------------------
                                               Don M. Moody

                                       By: /s/ G. W. Evans
                                       -------------------
                                               G. W. Evans

                                       By: /s/ Elgin Gardner
                                       ---------------------
                                               Elgin Gardner

                                       By: /s/ Heber Robertson
                                       -----------------------
                                               Heber Robertson

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